Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2023, relating to the consolidated financial statements of VYNE Therapeutics Inc., which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Our report includes an explanatory paragraph relating to the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP
Tewksbury, Massachusetts
November 13, 2023